Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 333-170507, 333-196825 and 333-213869) on Form S-8 and (No. 333-225302) on Form S-3 of ServisFirst Bancshares, Inc. of our report dated June 21, 2019, with respect to the financial statements and schedule of ServisFirst Bancshares, Inc. 401(k) Profit Sharing Plan and Trust included in this Annual Report on Form 11-K for the year ended December 31, 2018.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia

June 21, 2019